Exhibit 10.21

OFFICE LEASE AGREEMENT

between

RJ EQUITIES LP

(Landlord)

and

CARMELL THERAPEUTICS CORPORATION

(Tenant)

Dated: March 27, 2017

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OFFICE LEASE AGREEMENT

This Office Lease Agreement (the “Lease”) is made this 27 day of March, 2017, by and between RJ EQUITIES LP, a Pennsylvania limited partnership (“Landlord”) and CARMELL THERAPEUTICS CORPORATION, a Delaware corporation (“Tenant”).

ARTICLE 1. BASIC TERMS

For the purposes of this Lease, the following terms shall have the meanings set forth below:

(a) Landlord:	RJ EQUITIES LP, a Pennsylvania limited partnership

(b) Tenant:	CARMELL THERAPEUTICS CORPORATION, a Delaware corporation

(c) Premises:	Suite 300, located on the first floor of the commercial building situated at 2403 Sidney Street, Pittsburgh, PA (the “Building”) in the River Park Commons Development (the “Development”), as outlined on the Diagrams of Development attached hereto as Exhibit “A”. The Premises contain approximately 6,432 rentable square feet as depicted on the floor plan attached hereto as Exhibit “B .”

(d) Commencement Date:	June 1, 2017, subject to adjustment as set forth herein.

(e) Lease Term:	Five (5) years.

(f) Termination Date:	May 31, 2022, subject to adjustment as set forth herein.

(g) Base Rent:	$99,696.00 / year ($8,308.00 / month).

(h) Base Year for Real Estate Taxes:	2018.

(i) Base Year for Operating Costs:	2018.

(j) Approximate rentable area of the Premises:	6,432 sq. ft.

(k) Approximate rentable area of the Building:	221,000 sq. ft.

(1) Tenant’s Proportionate Share:	2.9%.

(m) Security Deposit:	$8,308.00.

(n) Permitted Uses:	General office and laboratory uses.

(o) Notification Addresses:

	Landlord:	RJ Equities LP
2403 Sidney Street, Suite 200
Pittsburgh, PA 15203

	Tenant:	CarMell Therapeutics Corporation
2403 Sidney Street, Suite 300
Pittsburgh, PA 15203
Attn: President

ARTICLE 2. PREMISES

(a) Generally. Landlord, for and in consideration of the Rent (as defined below) to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise and let unto Tenant the Premises. Landlord reserves unto itself, however, the use of the roof, exterior walls and the area above and beneath the Premises, together with the right to install, maintain, use, repair and replace exterior windows and doors, pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which shall not materially interfere with Tenant’s use thereof.

(b) Access to Generator. During the term of this Lease, Landlord shall permit Tenant access to one of the generators servicing the Building (as such generator is determined by Landlord, the “Generator”) for the limited purpose of providing power to one of Tenant’s freezers located in the Premises; provided, however that, (1) Tenant shall strictly comply with all directives, rules and procedures issued by Landlord regarding the Tenant’s use of the Generator, (2) Landlord does not warrant that the Generator shall be free from shut-down, slow-down, interruption or stoppage; and, no such shut-down, slow-down, interruption or stoppage of any nature shall be construed as an eviction, actual or constructive, of Tenant, nor shall the same cause any abatement of Base Rent or additional rent payable hereunder or in any manner or for any purpose relieve Tenant from any of Tenant’s obligations hereunder, and (3) the Tenant shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind arising out of or in any way connected with the misuse, negligence or willful misconduct by Tenant, its employees, agents or contractors in using the Generator. This indemnification shall survive the expiration or termination of this Lease.

ARTICLE 3. TERM AND COMMENCEMENT

(a) Term and Confirmation. The term of this Lease shall commence on the Commencement Date and end on the Termination Date set forth in Article l(d) and (f), unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. If the Commencement Date is advanced or postponed as provided below, the Termination Date set forth in Article 1 shall not be changed, unless Landlord so elects by notice to Tenant. Tenant shall execute a confirmation of the Commencement Date and other matters in such form as Landlord may reasonably request within ten (10) business days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.

(b) Early Commencement. The Commencement Date, the Rent and Tenant’s other obligations shall be advanced to such earlier date as: (i) Landlord Substantially Completes (as defined below) the Landlord’s Work (as defined below) required under this Lease and Landlord delivers. possession thereof to Tenant, or (ii) Tenant, with Landlord’s written permission, otherwise commences occupying the Premises. If either such event occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant’s other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent (as defined below). Landlord shall permit early entry, so long as the Premises are legally available, Landlord has completed the Landlord’s Work, and Tenant is in compliance with the other provisions of this Lease, including the insurance requirements under Article 17.

(c) Commencement Delays. The Commencement Date, Rent and Tenant’s other obligations shall be postponed to the extent Tenant is unable to occupy the Premises because Landlord fails: (i) to Substantially Complete the Landlord’s Work required to be performed by Landlord under this Lease, or (ii) to deliver possession of the Premises for any other reason, including holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees cause either such failures. If Landlord so fails for a ninety (90) day initial grace period (provided that such period shall be equitably extended for any delays caused by Tenant, its agents, contractors, or employees), Tenant shall, as its sole remedy, have the right to terminate this Lease by written notice within ten (10) days (—provided that upon any such termination, Landlord shall promptly refund to Tenant the Security Deposit). Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant’s sole recourse with respect thereto shall be the postponement of Rent or termination of the Lease as aforesaid.

(d) Extension Option. Provided that no event of default beyond applicable notice and cure periods by Tenant has occurred hereunder, Tenant shall have one (1) option to extend the Lease Term (the “Extension Option”) for one additional period of five (5) years (the “Extension

Term”). In order to exercise the Extension Option, Tenant shall provide to Landlord written notice six (6) months prior to the expiration of the initial Lease Term. All of the terms and conditions of this Lease shall apply to the Extension Term, including without limitation, the payment of additional rent as contemplated under Article 6 hereof, except that (i) Base Rent for the Extension Term shall be the lesser of (X) $18.00 per sq. ft. (the “Capped Base Rent”), and (Y) the Fair Market Rental Value (as hereinafter defined) for the Premises as of the commencement of the Extension Term (the Capped Base Rent or the Fair Market Rental Value, as the case may be, is hereinafter referred to as the “Extension Term Base Rent”), and (ii) the Tenant shall accept the Premises in its then “As-Is” condition. For purposes hereof, the term “Fair Market Rental Value” shall mean the then current market rental rate for comparable buildings in Pittsburgh, Pennsylvania, as reasonably determined by Landlord, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI); (iii) rent abatement provisions reflecting free rent and/or no rent during the Lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space. The Landlord shall determine the Fair Market Rental Value by using Landlord’s good faith judgment and shall provide written notice of the proposed Extension Term Base Rent within thirty (30) days after the Tenant has notified the Landlord of the exercise of the Extension Option. The Tenant shall have ten (10) days after the receipt of such notice of the proposed Extension Term Base Rent within which to reject such rent. In the event Tenant fails to reject such proposed Extension Term Base Rent, by written notice delivered to Landlord within such ten (10) day period, then such proposal shall be deemed accepted and shall be the Base Rent applicable during the Extension Term. If Tenant timely rejects such proposed Extension Term Base Rent, then the Tenant’s notice to Landlord shall mean that Tenant has elected to terminate the exercise of the Extension Option, whereupon such termination, the Extension Option shall be null and void for all purposes and the parties shall have no further obligation with respect thereto. The Extension Option is personal to Tenant and may be exercised only by Tenant while it occupies the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any other person or entity (except in connection with any successor entity to a Permitted Transfer (as hereinafter defined). If the Tenant fails to timely exercise the Extension Option, then the Extension Option shall automatically expire, Tenant shall no longer have the right to exercise the Extension Option and this section shall be of no further force or effect.

ARTICLE 4. CONSTRUCTION OF PREMISES

(a) Landlord agrees, at Landlord’s sole cost and expense (except for the Upgraded Work (as hereinafter defined) or except as otherwise contemplated herein), to construct and furnish the work depicted on the floor plan attached hereto as Exhibit “B” using Building standard materials (collectively, the “Landlord’s Work”). Landlord shall complete the Landlord’s Work pursuant to all applicable laws and in compliance with local building and zoning codes (provided that the foregoing sentence shall not apply to the Upgraded Work (as hereinafter defined)). Tenant shall have the right to alter the plans for the work constituting Landlord’s Work from time to time prior to completion thereof, so long as (i) Landlord shall have consented to such requested changes, which consent shall not be unreasonably withheld, (ii) the cost to Landlord of performing Landlord’s Work, with such requested changes, shall not be increased, unless Tenant shall pay such excess costs directly to Landlord prior to commencement of construction of such altered Plans and (iii) if such requested changes would delay Substantial Completion of Landlord’s Work and the Commencement Date, Tenant shall commence to pay Rent and other charges due hereunder on and as of the date upon which Landlord’s Work would have been Substantially Complete but for Tenant’s requested changes.

(b) Landlord shall use commercially reasonable efforts to Substantially Complete construction of Landlord’s Work on or before the Commencement Date. Landlord and Tenant acknowledge and agree, however, that this is a projected completion date and that, except as set forth in Section 3(c), Landlord shall have no liability to Tenant for any delays in commencing or completing such construction by such date.

(c) Landlord’s Work shall be deemed to be “Substantially Completed” or “Substantially Complete” or have achieved “Substantial Completion” (as the case may be) when (i) all such work has been completed except for minor punch list items which may be performed without material interference with Tenant’s occupancy of the Premises for the Permitted Use and (ii) the required occupancy certificate (whether final, temporary or conditional) shall have been issued authorizing legal occupancy and use of the Premises. Landlord shall apply and pay for the occupancy certificate. Tenant hereby authorizes Landlord to complete and execute such application in Tenant’s behalf.

(d) Notwithstanding anything contained herein to the contrary, during the progress of Landlord’s Work and prior to Substantial Completion, Tenant, its employees, agents, contractors and representatives may enter the Premises, at Tenant’s sole risk and subject to reasonable safety rules and regulations, for inspections, measurements, installation of computer wiring and hardware and telephone wiring and equipment and any other similar purposes, so long as such entries do not unreasonably delay or interfere with the performance of Landlord’s Work.

(e) Landlord hereby authorizes Tenant to engage Landlord’s contractors to complete the following work: (i) upgrade the ceiling located in the “Clean Room” portion of the Premises, (ii) obtain and install dry erase walls in the Clean Room, (iii) obtain and apply special paint to create washable walls in the Clean, and (iv) complete the additional scope of work outlined in those certain proposals attached hereto as Exhibit “G” (collectively, the “Upgraded Work”). Tenant acknowledges and agrees that: (1) all costs and expenses of every kind and nature in connection with the Upgraded Work shall be at Tenant’s sole cost and expense (unless such proposal expressly provides that Landlord is responsible or that Tenant is only responsible for 1⁄2 of such line-itemed cost), (2) within ten (10) days following Tenant’s receipt of written invoice from Landlord together with reasonable back-up documentation, Tenant shall pay all amounts due and owing to Landlord or such applicable contractors for the Upgraded Work, as directed by Landlord, (3) Tenant shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of the or its employees, agents, contractors or subcontractors, arising out of or in any way connected with Upgraded Work (—this indemnification shall survive the expiration or termination of this Lease), and (4) notwithstanding anything contained in this Lease to the contrary (including without limitation subsection (a) above), except as expressly provided in this subsection (e), Landlord has made no covenant, representation, or warranty of any kind or nature whatsoever in connection with the Upgraded Work. Landlord agrees, at no cost to Landlord, and upon Tenant’s request, to assign to Tenant any and all warranties and rights of Landlord under any proposals / contracts from the contractors performing the Upgraded Work and, to the extent necessary, reasonably cooperate with Tenant (at no cost to Landlord) in the enforcement of any warranties under the proposals / contracts for the Upgraded Work.

ARTICLE 5. BASE RENT

(a) Base Rent. Tenant shall pay to Landlord Base Rent, payable in advance without demand on the first day of each calendar month throughout the Term; provided, that Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes and delivers this Lease.

(b) Additional Rent. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional amount so to be paid is not designated as “additional rent”, then said amount shall nevertheless, at the option of Landlord, be deemed “additional rent” and collectible as such, but nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Nonpayment of additional rent when due shall constitute a default under this Lease to the same extent, and shall entitle the Landlord to the same remedies, as nonpayment of Base Rent. Where no time limit for payment is otherwise stated in the specific Lease provision applicable thereto, any such obligation shall be due and payable within thirty (30) days following Tenant’s receipt of a written statement showing in reasonable detail the basis for the amount claimed. Base Rent and additional rent are sometimes hereinafter referred to as “Rent”.

(c) Payments. All payments of Rent, except as otherwise expressly set forth herein, shall be paid when due without any deduction, recoupment, set-off, counterclaim, or defense at the principal office of the Landlord or at such other place as Landlord may from time to time direct. No delay by Landlord in providing a statement for Rent shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for any Rent due under the terms of this Lease.

ARTICLE 6. RENT ESCALATION

(a) Real Estate Tax Increases. Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of the amount by which Real Estate Taxes incurred by Landlord during any calendar year following the Base Year for Real Estate Taxes shall exceed the Real Estate Taxes incurred by Landlord during such Base Year.

“Real Estate Taxes” shall be deemed to mean the aggregate amount of taxes and assessments levied, assessed or imposed upon the Development in which the Premises are located. For purposes hereof, Real Estate Taxes shall include, without limitation, real estate taxes, sewer rents, water rents, assessments (special or otherwise), transit taxes, any tax or excise on rentals or any other tax (however described) on account of rental received for use and occupancy of all or any part of the Premises, whether such taxes are imposed by the United States of America, the Commonwealth of Pennsylvania, the county in which the Premises is located or any local governmental municipality, authority or agency, or any other political subdivision of any of the foregoing. Real Estate Taxes shall also include all actual, reasonable out-of-pocket costs and expenses (including, without limitation, legal fees and court costs) incurred by Landlord in connection with the protest or the reduction of any of the aforesaid taxes and or assessments, up to an amount equal to the reduction of any of the aforesaid taxes resulting from such protest. If at any time during the term hereof, a tax or excise on rents or any other tax, however described, is levied or assessed by any governmental authority on account of the rents hereunder or the interest of Landlord or Landlord’s beneficiaries under this Lease, then such additional tax shall be included in Real Estate Taxes. Further, any tax assessed or levied by any governmental authority in lieu of the foregoing Real Estate Taxes shall also be included. For the purpose of determining Real Estate Taxes for any given calendar year, the amount to be paid for such calendar year shall be (a) with respect to assessments, the amount of the installments (and any interest) due and payable during such calendar year and (b) with respect to all other Real Estate Taxes, the amount due and payable during such calendar year, without regard to the period for which such Real Estate Taxes are payable. Real Estate Taxes shall not include any capital stock, succession, transfer, franchise, gift, estate or inheritance tax, or any penalties, interest or fines incurred by Landlord due to nonpayment or late payment of taxes.

(b) Operating Cost Increases. Tenant shall pay to Landlord, as additional rent, Tenant’s Proportionate Share of the amount by which Operating Costs incurred by Landlord during any calendar year following the Base Year for Operating Costs shall exceed the Operating Costs incurred by Landlord during such Base Year.

Operating Costs shall be deemed to mean all costs and expenses of any kind or nature incurred by Landlord in any calendar year in operating, policing, protecting, lighting, heating, air conditioning, insuring, repairing and maintaining the Building, other structures and improvements and the land constituting or supporting the Development, all in accordance with accepted principles of sound management, and shall include (without limitation) all costs and expenses of ownership, operation, replacement, replacement and maintenance (excluding depreciation, all amounts paid on loans of Landlord and expenses capitalized by Landlord for federal income tax purposes), including by way of illustration and not limitation: personal property taxes and any tax in addition to or in lieu thereof, whether assessed against Landlord or Tenant or collected by Landlord, Tenant or both; utilities; supplies; materials; tools; insurance (including, but not limited to, commercial general liability, casualty, business interruption, rent loss insurance, flood insurance and earthquake insurance); licenses, permits and inspection fees; cost of services of independent contractors (including property management fees); any tax, assessment, cost or fee incurred by Landlord in connection with the Development from any neighborhood improvement district or similar program or initiative; cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the Development, its equipment and the component interior and exterior common areas, ceilings, floors, walks, stairs, stairwells, elevators, loading docks, trash compactor, malls and landscaped areas including janitorial, gardening, security, parking, operating engineer, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, signage and advertising; and rental expense or a reasonable allowance for depreciation of personal property used in such maintenance, operation and repair of the Development. The term “Operating Costs” shall not include the following: costs to benefit, or relating to, a specific tenant, such as legal and other related expenses associated with the negotiation or enforcement of leases, and any penalties or damages from such lawsuits; costs associated with the financing or refinancing of debt such as points, broker’s fees and attorney’s fees; and costs incurred to generate rental income and lease space in the Development, such as tenant allowances, advertising costs, architectural fees, space planning costs and promotional material, Real Estate Taxes, the salaries and benefits of employees above the grade of property manager or superintendent, and any fee or expenditure that is paid to an affiliate of Landlord to the extent that such fee or expenditure exceeds the amount that would be reasonably expected to be paid to an unaffiliated third party on a competitive basis. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. No item of Operating Cost shall be included more than once in any given time period and no item of expense charged to Tenant as an Operating Cost shall be charged to Tenant as Real Estate Taxes or any other type of chargeable expense or cost. The property management fees incurred by Landlord shall only be chargeable to Tenant to the extent such property management fees do not exceed the property management fees incurred by other buildings of similar size and quality and located within the geographic area in which the Development is located.

(c) Method of Payment. Within sixty (60) days after the end of each calendar year, Landlord shall furnish Tenant a written statement showing in reasonable detail Landlord’s Real Estate Taxes and Operating Costs for the Base Year and the preceding calendar year and showing Tenant’s Proportionate Share of the amount of any increase in such Real Estate Taxes and/or Operating Costs over the amount thereof for the respective Base Year. Coincidentally with the monthly rent payment due following Tenant’s receipt of such statement, Tenant shall pay to Landlord an amount equal to the sum of (1) Tenant’s Proportionate Share of the increase in Real Estate Taxes and Operating Costs for the preceding calendar year over the amount thereof for the applicable Base Year less the amounts Tenant paid as an estimate of Tenant’s Proportionate Share of the amount of any increase in such Real Estate Taxes and/or Operating Costs, if any; and (2) one-twelfth (1/12th) of such increases for the current calendar year multiplied by the number of rent payments (including the current one) then elapsed in such calendar year. Thereafter such one-twelfth (1/12th) amount shall be paid monthly with the Base Rent until subsequently adjusted in accordance with the terms of this Article. In the event that the amount Tenant paid as an estimate of Tenant’s Proportionate Share of the amount of any increase in such Real Estate Taxes and/or Operating Costs over the amount thereof for the respective Base Year is more than the actual amount of any increase in such Real Estate Taxes and/or Operating Costs over the amount thereof for the respective Base Year, Landlord shall refund the difference within thirty (30) days after such determination is made.

(d) Tenant’s Proportionate Share. “Tenant’s Proportionate Share” of Taxes and Operating Expenses shall be the percentages set forth in Article 1, but if the rentable area of the Premises or Building shall change, Tenant’s Proportionate Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Building, subject at all times to adjustment as provided in this Article. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the “rentable area of the Building” shall include all rentable area of all space leased or available for lease at the Building which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Building.

(e) Tax Refunds, Protest Costs, and Expense Adjustments For Prior Years. Landlord shall each year: (i) credit against Real Estate Taxes any refunds received during such year, (ii) include in Real Estate Taxes any additional amount paid during such year, involving an adjustment to Real Estate Taxes for a prior year, due to error by the taxing authority, supplemental assessment, or other reason, (iii) include, in either Real Estate Taxes or Operating Costs, any reasonable fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Real Estate Taxes, by the terms of this Article, (iv) credit against Operating Costs the cost of any item previously included in Operating Costs, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Real Estate Taxes and Operating Expenses), and (v) make any other appropriate changes to reflect adjustments to Real Estate Taxes or Operating Expenses for prior years.

(f) Payments After Lease Term Ends. Tenant’s obligations to pay, in accordance with this Article 6, Real Estate Taxes and Operating Costs (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such reasonable estimate and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefore. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

ARTICLE 7. LATE PAYMENT

A late charge of five (5%) percent shall be due and payable forthwith on the amount of Base Rent and additional rent not received by Landlord from Tenant on or before the fifth (5th) day In addition, Tenant shall pay interest at the Lease Interest Rate (as defined below) on any sum which is not paid when due, interest to run from the due date until such sum is paid. The “Lease Interest Rate” means four (4) percentage points per annum above the prime rate per annum announced from time to time by PNC Bank, N.A, or its successors.

ARTICLE 8. USE OF PREMISES

Tenant may occupy and shall use the Premises only for the Permitted Uses set forth in Article 1. Tenant shall not occupy or use the Premises for any other purpose or business without the prior written consent of Landlord. Landlord has promulgated reasonable Rules and Regulations (“Rules and Regulations”), which are attached hereto, made part hereof and marked as Exhibit “C”. Tenant acknowledges receipt of and shall observe and comply with such Rules and Regulations. Tenant further acknowledges that Landlord, in Landlord’s sole discretion, may from time to time adopt, amend, establish, modify, proscribe or restate such rules and regulations with regard to the operation of the Premises, the Building, and common areas of the Development, provided such rules and regulations do not materially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use and such rules and regulations shall be binding on Tenant following Tenant’s receipt of written notice thereof. In the event of any conflict between the provisions of such rules and regulations and this Lease, the provisions of this Lease shall control.

ARTICLE 9. COMMON AREAS/PARKING

All parking areas, driveways, alleys, public corridors and fire escapes, and other areas, facilities and improvements as may be approved by Landlord from time to time for the general use, in common, of Tenant and other tenants, their employees, agents, invitees and licensees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such areas, facilities and improvements; provided such rules and regulations do not materially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use and such rules and regulations shall be binding on Tenant following Tenant’s receipt of written notice thereof.

Landlord reserves the right to designate certain parking areas for non-exclusive permitted parking for tenant’s employees, for general visitor parking, and for other designated uses. Tenant shall be allocated fifteen (15) non-exclusive unreserved parking spaces in the parking lots comprising or servicing the Development for the use of Tenant’s employees, the location of such parking spaces to be designated by Landlord from time to time according to the Landlord’s parking policies and procedures. Landlord agrees to enforce its parking regulations for the mutual benefit of Landlord and tenants of the Development. Except for claims resulting from Landlord’s willful misconduct or negligent acts, Landlord shall not be responsible or liable for damage or loss sustained to motor vehicles (including any contents) parked in the Development (or in the lots servicing the Development).

ARTICLE 10. ALTERATIONS

(a) Tenant shall not make any alterations, decorations, improvements or additions to the Premises or attach any fixtures or equipment thereto, without the Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. All such alterations, interior decorations, improvements or additions made to the Premises or the attachment of any fixtures or equipment thereto shall be performed at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant may (i) affix pictures and shelving to the walls and (ii) perform other minor cosmetic alterations to the Premises not exceeding Five Thousand and 00/100ths Dollars ($5,000.00) in the aggregate, without Landlord’s consent.

(b) All alterations, decorations, improvements or additions to the Premises made by Tenant shall be deemed to have been attached to the Premises and to have become the property of Landlord upon such attachment, and upon expiration of this Lease or renewal term thereof, Tenant shall not remove any of such alterations, decorations, improvements or additions, except trade fixtures installed by Tenant; provided, however, that Landlord may designate by written notice to Tenant those alterations and additions which shall be removed by Tenant at the expiration or termination of this Lease, and Tenant shall properly remove the same and repair any damage to the Premises caused by such removal.

(c) In performing such alterations, decorations, improvements or additions, or in the removal thereof, Tenant shall use due care to cause as little damage or injury as possible to the Premises and the Building and shall repair all damage or injury that may occur to the Premises or the Building.

(d) Tenant agrees in doing any such work in or about the Premises to engage only such labor as will not conflict with or cause strikes or other labor disturbances among the Development service employees of Landlord. Any contractors employed by Tenant shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. All such contractors shall be required to carry worker’s compensation insurance, public liability insurance and property damage insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord.

(e) Prior to the commencement by Tenant of any work as set forth in this Article, Tenant shall obtain, at Tenant’s sole cost and expense, all necessary permits, authorizations and licenses required by the various governmental authorities having jurisdiction over the Premises.

ARTICLE 11. MECHANIC’S LIENS

Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Development, Tenant shall enter into a written “no-lien” agreement satisfactory to Landlord with the contractor who is to perform such work, and such written agreement shall be filed and recorded in accordance with the Mechanics’ Lien Law of Pennsylvania, prior to commencement of such work. Notwithstanding the foregoing, if any mechanics’ or other lien shall be filed against the Premises or the Development purporting to be for labor or material furnished or to be furnished at the request of Tenant (and expressly excluding any work that Landlord may perform at Tenant’s request), then Tenant shall at its expense cause such lien to be discharged by payment, bond or otherwise within thirty (30) days after Tenant’s receipt of notice of the filing thereof. As an alternative to causing the lien to be discharged of record, Tenant shall have the right to contest the validity of any lien or claim if Tenant shall first have posted a bond or other security reasonably satisfactory to Landlord (such as an undertaking with Landlord’s title company to insure that, upon final determination of the validity of such lien or claim, Tenant shall immediately pay any judgment rendered against Tenant). If Tenant shall fail to take such action within such thirty (30) day period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred including attorney’s fees, in having such lien discharged of record. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney’s fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

ARTICLE 12. CONDITION OF PREMISES

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Building, Premises or the Development or with respect to the suitability of any of them for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition, order and repair, except for latent defects and punch list items identified by Tenant.

ARTICLE 13. UTILITIES AND SERVICES

(a) Utilities: Electric and gas service shall be made available to the Premises. Tenant shall pay for the cost of such utility services.

(b) Building Services: Landlord shall make available to the Premises:

1) Janitorial service four (4) times per week, for office space only (expressly excluding the lab portions of and Clean Room in the Premises), including removal of ordinary office debris and general cleaning of the Premises (including any bathrooms within the Premises), see Exhibit “D,” Cleaning Specifications;

2) Water and sewage for normal office uses;

3) Electric current for office use only, for lighting and for standard office machines and equipment. Landlord shall replace standard light globes and/or standard fluorescent tubes and ballasts in the standard ceiling lighting fixtures;

4) Maintenance of HVAC equipment and systems and HVAC service for the reasonable comfortable occupancy of the Premises;

5) Continuous Passenger and Freight Elevator service and maintenance;

6) Hot and cold water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of tenants of the Building, and points of supply in the Premises installed by or with Landlord’s consent for the exclusive use of Tenant;

7) Maintenance of interior common areas including the public restrooms in the building; and

8) Maintenance of exterior common areas including but not limited to cleaning of outside exterior windows and doors, snow removal and landscaping.

(c) Landlord does not warrant that the utilities or services provided for in this Article shall be free from slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such utilities or services or caused by strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and specifically, no such slow-down, interruption or stoppage of any of such services shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Base Rent or additional rent payable hereunder or in any manner or for any purpose relieve Tenant from any of Tenant’s obligations hereunder, unless same shall make the Premises untenantable for a period of five (5) consecutive business days at which point Base Rent shall be abated until such time as the Premises are no longer untenantable, and in no event shall Landlord be liable for damages to persons or property or be in default hereunder as a result of such interruption or stoppage of service. Should said disruption of service cause a significant economic impact on Tenant’s business for a period of sixty (60) consecutive days, Tenant shall have the right to terminate this Lease.

ARTICLE 14. ASSIGNMENT AND SUBLETTING

Tenant shall not assign this Lease, or sublet the Premises, (whether by operation of law or voluntary agreement) in whole or in part (in any case, a “Transfer”), without the Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. In case of any such Transfer, Tenant shall remain primarily liable on this Lease and shall not be released from the performance of any of the terms, covenants and conditions hereof. A “Transfer” shall be deemed to include any of the following: (i) the merger of Tenant with any other entity, (ii) the transfer of any direct or indirect controlling or managing ownership or beneficial interest in Tenant, or (iii) the assignment or transfer of a substantial portion of the assets of Tenant, whether or not located at the Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to (y) assign this Lease, or sublet the Premises, to an Affiliate (defined below) of Tenant, and/or (z) assign, transfer, or merge the direct or indirect interests in Tenant (to a third party experienced in operating the type of business operated by Tenant) by purchase, merger, or other change of control transaction (each a “Permitted Transfer”), in each case without Landlord prior written consent, provided that Tenant is not released from or relieved of any obligations or liabilities under this Lease and, with respect to (z), such transaction is for all or substantially all of the Tenant’s assets and which transaction does not reduce the Tangible Net

Worth (defined below) of the named tenant under the Lease as of the date immediately following such assignment below the greater of (I) the Tangible Net Worth of Tenant on the Commencement Date, and (II) the Tangible Net Worth of Tenant on the date that is one (1) day before such merger, consolidation, or sale of assets is consummated. “Tangible Net Worth” for all purposes in this Section 14 shall be determined in accordance with generally accepted accounting principles. As used herein, “Affiliate” shall mean any corporation, limited liability company, partnership, or business entity or person (collectively, for the limited purpose of this Section 14 and no other provisions of this Lease, referred to as a “Person”) that is directly or indirectly controlled by Tenant. If Tenant desires to undertake a Transfer (including a Permitted Transfer), Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements relative to the assignment and assumption of this Lease associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant, or transferee, at least thirty (30) days prior to the anticipated effective date of the Transfer. Except with respect to a Permitted Transfer, Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in the review of such documentation whether or not a Transfer is consummated or approval is granted. Except as expressly set forth herein, this Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an event of default hereunder.

ARTICLE 15. RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, Landlord reserves full rights to control the Development, the Building and the Premises (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind, (except as otherwise expressly set forth in this Lease), provided that (i): the Premises are reasonably accessible and usable; (ii) Landlord uses commercially reasonable efforts to minimize the disruption to Tenant’s business operations; and (iii) Landlord does not materially reduce the amount or quality of any of the services expressly required to be provided by Landlord hereunder, including more particularly, but without limitation, the following rights for Landlord, its employees or agents:

(a) Access to Premises. To enter the Premises in order to inspect, supply cleaning service or other services to be provided Tenant hereunder, show the Premises to current and prospective lenders, insurers, purchasers, tenants, brokers and governmental authorities, and perform any work or take any other actions reserved to Landlord under this Lease or applicable laws; provided in no event shall Landlord enter the clean room located in the Premises (except in the case of a true emergency (i.e. posing imminent threat or danger to life or property)). However, Landlord shall: (i) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person (except in emergencies), (ii) take reasonable steps to minimize any disruption to Tenant’s business, and following completion of any work, return Tenant’s leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (iii) avoid materially changing the configuration or reducing the square footage of the Premises, unless required by laws (and in the event of any permanent reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). Tenant shall not place permanent partitions or other permanent obstructions in the Premises which may prevent or materially impair Landlord’s access to the systems and equipment for the Building or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord’s regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith.

(b) Changes to the Development. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise in and to the Development or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, utility lines, pipes, duct work, cables, installations, docks, walks, elevators, stairs, solar tint windows or film, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate; provided that at all times during the term of this Lease, Tenant shall have reasonable access to the Premises and the use of the unreserved parking spaces contemplated herein.

ARTICLE 16. REPAIRS

(a) Subject to the provisions of Article 6 hereof, Landlord shall make all repairs necessary to maintain the structural, plumbing, HVAC and mechanical and electrical systems (including replacement of light bulbs, ballasts and fixtures), exterior doors and windows, roof, exterior walls, demising walls and floor (but excluding interior ceiling, wall and floor finishes), and utility lines and connections servicing such Premises or other building premises. Landlord shall commence such repairs as promptly as the circumstances reasonably permit and thereafter shall diligently pursue the same to completion with reasonable promptness. Notwithstanding anything contained in this Lease to the contrary, Tenant shall be responsible, at its sole cost and expense, for any maintenance, repairs and replacements made by the Landlord which are necessitated by the negligent acts, misuse or willful misconduct of Tenant, its agents, contractors, employees or invitees.

(b) Except as the Landlord is obligated for repairs as provided hereinabove, Tenant shall make at Tenant’s sole cost and expense, all repairs necessary to maintain the Premises and shall keep the Premises and the fixtures therein in neat, clean, safe and orderly condition. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, within a reasonable period of time after written notice from Landlord of the need therefore, Landlord may make such repairs at the expense of Tenant and such expense, along with a ten (10%) percent service charge, shall be collectible as additional rent.

(c) Landlord shall not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs in accordance with this Article 16 in or to the Premises or the Building and Development or to any appurtenances or equipment therein. Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the performance of the foregoing. There shall be no abatement of Rent because of such repairs, except as provided in Article 20 hereof.

ARTICLE 17. INDEMNIFICATION AND INSURANCE

(a) Indemnification.

(i) Tenant Indemnification. Unless such loss, costs, or damages were caused by the negligence or willful misconduct of Landlord, its employees, agents, or contractors, and subject to the waiver of subrogation in Section 17(c) below, Tenant shall indemnify, hold harmless and defend Landlord from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Landlord shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any applicable statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises.

(ii) Landlord Indemnification. Unless such loss, costs, or damages were caused by the negligence or willful misconduct of Tenant, its employees, agents, or contractors, and subject to the waiver of subrogation in Section 17(c) below, Landlord shall indemnify, hold harmless and defend Tenant from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person stemming from the negligent acts or omissions of Landlord.

(b) Required Insurance. Tenant shall maintain at its expense during the term with respect to the Premises and Tenant’s use thereof and of the Building:

(i) Worker’s compensation insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $500,000 per accident, (b) Bodily Injury by Disease - $500,000 per employee and (c) Aggregate Limit - $1,000,000 per policy year.

(ii) Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering all risks of physical loss to Tenant’s alterations or improvements, personal property, business records, fixtures and equipment (expressly excluding the Landlord’s Work (except the Upgraded Work, which shall be insured by Tenant)), and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, such policies to be in form reasonably satisfactory to Landlord.

(iii) Commercial general liability insurance in form reasonably satisfactory to Landlord with limits of at least the following amounts: (a) death or bodily injury - $2,000,000, (b) property damage or destruction (including loss of use thereof) - $2,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant’s indemnity obligations under this Lease, and (2) for adding Landlord, Landlord’s mortgagee, the management company for the Development, and other parties designated by Landlord in writing to Tenant, as additional insureds.

(iv) Environmental liability insurance in form and scope of coverage reasonably satisfactory to Landlord with limits of at least $1,000,000. Such environmental liability insurance shall name Landlord as an additional insured.

(c) Certificates, Subrogation and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant’s entry to the Premises for construction of improvements or any other purpose (whichever first occurs). The Tenant’s insurance policies shall state that such insurance coverage may not be materially changed, canceled or non-renewed without at least thirty (30) days’ prior written notice to Landlord. Tenant shall promptly provide Landlord with written notice of any change, cancellation or non-renewal of any insurance policy required to be maintained by Tenant hereunder. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Tenant’s insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the Commonwealth of Pennsylvania, and shall have a general policy holder’s rating of at least A and a financial rating of at least X in the then current edition of Best’s Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation for their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. Landlord disclaims any representations as to whether the foregoing coverages will be adequate to protect Tenant, and Tenant agrees to carry such additional coverage as may be necessary or appropriate.

(d) Landlord’s Insurance. Landlord shall throughout the Lease Term (i) insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Section 17(b) above) with property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage, and such additional perils as are now, or hereafter may be, included in a “Special coverage form” that from time to time in general use in the Commonwealth of Pennsylvania, in amounts and coverages reasonably determined by Landlord and (ii) maintain commercial general liability insurance with respect to the Building and the Development in such reasonable amounts and with such reasonable deductibles as reasonably determined by Landlord.

ARTICLE 18. LANDLORD’S LIABILITY

Except for claims arising from Landlord’s willful misconduct or negligent acts, Tenant waives all claims against Landlord and Landlord’s partners, members, agents and employees for injury or death to persons, damage to property or any other interest of Tenant sustained by Tenant or a party claiming by or through Tenant resulting from: (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises or the Building; (b) any defect in or failure of structural, plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other systems and equipment of the Premises or the Building or from the drains, pipes, plumbing or sewer; (c) the breaking or disrepair of any installations and equipment, (d) the falling of any fixture or any wall or ceiling materials; (e) broken glass; (f) latent or patent defects; (g) the exercise of any rights by Landlord under the terms and conditions of this Lease; (h) any acts or omissions of the other Tenants or occupants of the Building or of nearby buildings; (i) any acts or omissions of other persons; (j) damage or loss sustained to motor vehicles (including any contents) parked at or operating within the Development, from any cause; and (k) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises.

ARTICLE 19. COMPLIANCE WITH INSURANCE REQUIREMENTS

Tenant agrees that Tenant will not do or suffer to be done, any act, matter or thing, objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building of which the Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent, any and all increases in premiums on insurance carried by Landlord on the Premises or any part thereof, or on the Building of which the Premises may be a part, caused in any way by the occupancy of Tenant.

ARTICLE 20. FIRE OR OTHER CASUALTY

(a) Subject to the terms and conditions of any mortgage having priority over this Lease, if the Building and Premises are damaged by fire or any other cause to such extent that the same cannot be restored, as reasonably estimated by Landlord, within one hundred fifty (150) days after the date of such damage or destruction, then Landlord shall, no later than the sixtieth (60th) day following the damage, give Tenant notice of Landlord’s election either to (a) restore the Building and Premises (including the Landlord’s Work, but expressly excluding the Upgraded Work), or (b) terminate this Lease. In the event Landlord elects to terminate this Lease, the Lease shall terminate on the earlier of the date of such notice or the date upon which Tenant surrenders possession of the Premises. In such event, the Rent and other charges due hereunder shall be apportioned as of the day following the casualty, and any Rent paid for any period beyond said date shall be repaid to Tenant. If the time of restoration as estimated by Landlord shall be less than one hundred fifty (150) days, or if Landlord does not elect to terminate this Lease, as hereinabove provided, Landlord shall restore the Building and the Premises (including the Landlord’s Work, but expressly excluding the Upgraded Work) within said one hundred fifty (150) day period, subject to Force Majeure and delays in making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. Tenant shall, in such event, restore fixtures and improvements (including without limitation, the Upgraded Work) made by or for Tenant to the condition required by Tenant for its operations in the Premises. In the event the Building and Premises are damaged by fire or any other cause to such extent that the same cannot be restored, as reasonably estimated by Landlord, within one hundred fifty (150) days after the date of such damage or destruction, then Tenant may, provided that the such casualty was not caused by the willful misconduct or negligence of Tenant, its agents or employees, terminate this Lease and Tenant shall vacate the Premises and surrender the same to Landlord and Tenant’s liability for Rent shall cease as of the day following the casualty. If this Lease is not terminated in accordance with this Section 20, and Landlord fails to restore the Premises and the Building such that Tenant can use and occupy the Premises for its intended purposes within one hundred eighty (180) days following such casualty event, Tenant shall have the right to terminate this Lease at any time prior to Landlord’s completion of such restoration.

(b) In any such case in which use of the Premises is affected by any damage thereto, commencing on the date of such damage, there shall be an abatement or an equitable reduction in Rent, depending on the period for which, and the extent to which, the Premises is not reasonably usable for the purposes for which it is leased hereunder. If the damage results from the fault of Tenant, or Tenant’s agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction of Rent up to the amount of any deductible paid by Landlord in connection with such casualty.

ARTICLE 21. SUBORDINATION

This Lease shall be subject and subordinate to the lien of any mortgage, or renewals, modifications, consolidations, replacements or extensions thereof, which now or hereafter may affect the Premises. Tenant shall, at Landlord’s request, execute such agreements and other instruments as Landlord or any mortgagee of the Premises reasonably shall deem necessary or desirable to subordinate this Lease to the lien of any present or future mortgage, mortgages or construction loans against the Premises. Notwithstanding the foregoing, the holder of any such mortgage shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and this Lease shall continue in full force and effect at the option of such holder, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect confirmation of attornment promptly upon request therefor. The subordination of this Lease shall be subject to any current or future mortgage holder(s) agreement not to disturb Tenant’s occupancy so long as Tenant is not then in default of this Lease beyond any applicable cure and grace period. Tenant specifically approves and, upon Landlord’s request, agrees to execute an estoppel certificate and a subordination and attornment agreement substantially in the forms attached hereto as Exhibits “E” and “F”.

ARTICLE 22. CONDEMNATION

(a) In the event the Premises, or any part thereof, shall be taken or condemned permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefore, including leasehold, reversion and fee, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for fixtures and other equipment installed by it, and for moving expenses, but only if such award shall be in addition to the award to Landlord.

(b) If the entire Building shall be so taken by virtue of eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking, and the Rent and other charges hereunder shall be apportioned as of said date, and any Rent paid for any period beyond said date shall be repaid to Tenant.

(c) If all or any portion of the Premises (or the only reasonably viable means of access thereto) shall be so taken, such that the Premises cannot feasibly be used for the purposes of Tenant’s business (a “Material Taking”), either party shall have the right to cancel and terminate this Lease as of the date of such taking, upon giving notice to the other party within thirty (30) days after notice to Tenant from Landlord or the condemning authority of such Material Taking. In the event that this Lease is not terminated as herein provided, this Lease shall continue, with an equitable and proportionate adjustment, effective on the date of taking, in Rent and other charges due hereunder based upon the reduction in floor area. In the event of any taking that does not qualify as a Material Taking, this Lease shall continue with an equitable and proportionate adjustment, effective on the date of taking, in rent and other charges due hereunder based upon the reduction in floor area of the Premises. Landlord shall forthwith commence to make, at Landlord’s expense, any and all repairs to the Premises necessary to restore the same to a complete architectural unit.

ARTICLE 23. ESTOPPEL CERTIFICATES

(a) Estoppel Certificates. Tenant shall, at any time and from time to time, upon ten (10) days written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant (i) certifying that this Lease is in full force and effect without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth in full all modifications and amendments), (ii) certifying the dates to which base rent and additional rent have been paid, and (iii) either certifying that to the knowledge of Tenant no default exists under this Lease or specifying each such default, and (iv) certifying such other matters as Landlord and/or any lender may reasonably request; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or current mortgagee of the Building, or by others, in any matter affecting the Premises.

(b) Financial Statements. Upon the written request of Landlord, but not more than once in any twelve (12) month period, Tenant shall deliver to Lender, Landlord, and any prospective Lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be (i) certified by Tenant to be true and correct; (b) in such form and scope as is typically prepared by Tenant and delivered to its lenders; and (iii) maintained in strict confidence by Landlord, Lender or purchaser and shall be used only for the purposes herein set forth.

ARTICLE 24. DEFAULT

The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

(a) A failure by Tenant to pay, when due, any installment of Rent hereunder or a failure to pay any such other sum herein required to be paid by Tenant within seven (7) days after the due date thereof (provided, however that Landlord shall provide to Tenant one (1) written notice of such default during the entire Lease Term affording Tenant the seven (7) day grace period contemplated above prior to declaring such default);

(b) A failure by Tenant to pay, when due, any installment of Rent hereunder on two (2) or more occasions within any period of twelve (12) consecutive months;

(d) An abandonment of the Premises by Tenant without properly securing the Premises;

(e) An assignment, subletting or other transfer without the written consent of the Landlord, where Landlord’s consent is required hereunder;

(f) Tenant begins or continues any alteration of the Premises not permitted hereunder;

(g) The failure by Tenant to maintain insurance as required by the provisions of Article 17 hereof;

(h) A failure by Tenant to observe and perform any other material provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in default if Tenant commences to cure within such period and thereafter diligently seeks to cure such failure to completion; provided further, however in no instance shall the time for performance exceed a total of forty five (45) days); or

(i) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanently, of Tenant’s business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

ARTICLE 25. PROVISIONS RELATED TO LANDLORD’S REMEDIES

(a) Remedies. Upon the occurrence of any event of default set forth above and the expiration of any applicable cure and grace period, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under law or any other provision of this Lease:

(1) Landlord may terminate this Lease and Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant: (i) any unpaid Rent as of the termination date; (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account among other things the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph (g) below) that Landlord may incur in order to enter such replacement lease, (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease. For purposes of computing the amount of rent herein that would have accrued after the termination date, Tenant’s obligations for Real Estate Taxes and Operating Costs shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord’s reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of four (4%) percent per annum to the then present value.

(2) Landlord may terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid rent which thereafter accrues during the term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph (g) below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease, including all Costs of Reletting. Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant’s right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable law.

(b) Reletting. If this Lease or Tenant’s right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole discretion, directly or as Tenant’s agent. The consideration received from such reletting shall be applied pursuant to the terms of Paragraph (g) hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

(c) Specific Performance. Landlord shall at all times have the right without prior demand or notice except as required by applicable law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued.

(d) Returned Checks. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

(e) Landlord’s Cure of Tenant Defaults. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional rent, for all reasonable expenses incurred by Landlord in performing such obligation together with an amount equal to ten (10%) percent thereof for Landlord’s overhead, and interest thereon at the Lease Interest Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

(f) CONFESSION OF JUDGMENT.

(1) UPON THE OCCURRENCE OF EACH AND EVERY EVENT OF DEFAULT HEREUNDER, TENANT DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES TO APPEAR FOR TENANT AND FOR ANY TRANSFEREE OR OTHER PERSON OR ENTITY CLAIMING UNDER, BY OR THROUGH TENANT, AND WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH TRANSFEREE OR OTHER PERSON OR ENTITY AND IN FAVOR OF LANDLORD, IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES, TOGETHER WITH HEREDITAMENTS AND APPURTENANCES AND ALL FIXTURES AND EQUIPMENT INSTALLED THEREIN, AND FORTHWITH ISSUE A WRIT OR WRITS OF POSSESSION THEREON. THE ENTRY OF JUDGMENT UNDER THE FOREGOING WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGMENTS MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS DEFAULTS OCCUR.

(2) TENANT ACKNOWLEDGES THAT TENANT UNDERSTANDS THE MEANING AND EFFECT OF THE FOREGOING CONFESSION OF JUDGMENT AUTHORIZED HEREIN; THAT THIS LEASE IS A COMMERCIAL TRANSACTION INVOLVING SOPHISTICATED BUSINESS ENTITIES AND DOES NOT INVOLVE A CONSUMER CREDIT TRANSACTION OR A RESIDENTIAL LEASE; AND THAT TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHTS TO A HEARING OR TRIAL IN COURT WHICH OTHERWISE WOULD BE REQUIRED BY LAW AS A PRIOR CONDITION TO LANDLORD’S OBTAINING A JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES.

(3) The Tenant acknowledges and represents that he has consulted (or had an opportunity to consult) with independent legal counsel and with such other advisors as he deemed necessary in connection with this Lease, including the provisions granting Landlord the power to confess judgment against the Tenant. The Tenant understands that this Lease contains confession of judgment provisions that would allow Landlord to enter a judgment against the Tenant in court, without advance notice to the Tenant and without offering the Tenant an opportunity to defend against the entry of such judgment. The Tenant knowingly, intelligently, and voluntarily waived his rights to advance notice and to a hearing to contest the validity of any judgment or other claims that Landlord may assert against the Tenant, including any right to advance notice of the entry of judgment, and the Tenant expressly agrees and consents to Landlord entering judgment against the Tenant signed by confession as provided for herein. THE TENANT FURTHER UNDERSTANDS THAT IN ADDITION TO GIVING LANDLORD THE RIGHT TO ENTER JUDGMENT AGAINST THE TENANT WITHOUT ADVANCE NOTICE OR A HEARING, THE CONFESSION OF JUDGMENT PROVISIONS IN THIS LEASE ALSO CONTAINS LANGUAGE THAT WOULD PERMIT LANDLORD, AFTER ENTRY OF JUDGMENT, TO EXECUTE ON THE JUDGMENT BY FORECLOSING UPON, ATTACHING, LEVYING ON, TAKING POSSESSION OF OR OTHERWISE SEIZING THE TENANT’S PROPERTY, IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT, HOWEVER, LANDLORD MUST PROVIDE NOTICE TO THE TENANT UNDER APPLICABLE LAW IN EXECUTING ANY CONFESSED JUDGMENT.

Initials

(g) Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies except as required by applicable law. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include without limitation, all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph (b) above, brokerage commissions, advertising costs, attorneys’ fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in default hereunder beyond any applicable cure and grace period. The times set forth herein for the curing of defaults by Tenant are of the essence of this Lease.

(h) Mitigation. Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages due to a default by Tenant under this Lease; provided, however, that in no event shall Landlord be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting; it being expressly understood and agreed that “commercially reasonable efforts to mitigate Landlord’s damages” shall be satisfied solely by the listing of the Premises for rent with a commercial real estate broker (which may be affiliated with Landlord) and showing the Premises to prospective tenants in the ordinary course. Landlord and Tenant agree that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises.

ARTICLE 26. LANDLORD’S DEFAULT; RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion).

ARTICLE 27. WAIVER

The failure or delay on the part of Landlord or Tenant to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the Landlord or Tenant to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord’s agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 28. UTILITY DEREGULATION

Landlord has advised Tenant that various utility companies (each to be referred to herein as a “Current Service Provider”) are the utility companies selected by Landlord to provide service for the Development. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Current Service Provider.

Tenant shall cooperate with Landlord, the Current Service Providers, and any Alternate Service Provider at all times and, as reasonably necessary, and shall allow Landlord, the Current Service Providers, and any Alternate Service Provider reasonable access to the Building’s lines, feeders, risers, wiring, and other machinery within the Premises, provided such access shall not unreasonably interfere with Tenant’s use and occupancy of the Premises for its business purposes.

Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any failure, interference, disruption, or defect in the supply of utility services furnished to the Premises by the Current Service Providers or any Alternate Service Provider, or of any change in the quality or character of the utility services supplied by the Current Service Providers or any Alternate Service Provider.

ARTICLE 29. TELECOMMUNICATIONS

(a) Telecommunication Lines. Subject to Landlord’s continuing right of supervision and approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines”) connecting the Premises to Landlord’s terminal block on the floor or floors on which the Premises are located, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Landlord’s predecessor or independent contractor has heretofore connected such terminal block through riser system Lines to Landlord’s main distribution frame (“MDF”) for the Building. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of Landlord’s riser Lines, MDF or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant’s installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay Landlord’s reasonable fees and costs therefor including the fees of any telecommunications consultant or contractor retained by Landlord.

(b) Installation. Tenant may install and use Tenant’s Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed, of all aspects thereof), (ii) use an experienced and qualified contractor approved in writing in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (whom Landlord may require to enter into an access and indemnity agreement on Landlord’s then standard form of agreement therefor), (iii) comply with Building standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Articles 10 and 11 respecting Alterations and Mechanics Liens, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises.

(c) Limitation of Liability. Unless due to Landlord’s willful misconduct or negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of the Lines will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Development by or for other tenants at the Development, by any failure of the environmental conditions at or the power supply for the Development to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 30. SURRENDER

The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the last day of the term hereof, and Tenant waives the right to any notice of termination or notice to quit and Tenant hereby waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including but not limited to the Landlord and Tenant Act of 1951, as amended. Tenant covenants that upon the expiration or sooner termination of this Lease Tenant shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, ordinary wear and tear, damage by casualty and condemnation, and damage for which Tenant is not obligated to make repairs under this Lease excepted.

ARTICLE 31. QUIET ENJOYMENT.

Tenant, upon paying the Rent herein required and observing and keeping all covenants, agreements, and conditions of this Lease, shall quietly have and enjoy the Premises during the term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations, and conditions of this Lease, matters of public record and any mortgage to which this Lease shall be subordinate.

ARTICLE 32. HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 30, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the term (although Tenant shall remain a tenant at sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises). Landlord shall have the right at any time after expiration or earlier termination of this Lease or Tenant’s right to possession to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable law.

ARTICLE 33. ENVIRONMENTAL COVENANTS, REPRESENTATIONS AND WARRANTIES

(a) Tenant shall (1) comply with all laws, regulations, ordinances and other governmental standards applicable to Tenant’s use of the Premises with respect to hazardous waste, hazardous substances and any and all other environmental matters, and (2) not use, store or otherwise handle any type of hazardous waste or hazardous substances without the prior written consent of Landlord (provided, however, that Landlord consents to the Tenant’s of use the hazardous substances scheduled on Exhibit “H”, subject to terms and conditions of this Lease). Tenant shall procure and maintain all licenses and permits required by such applicable laws, ordinances or regulations. Tenant covenants and agrees that it shall not release, emit, or discharge at or from the Premises any hazardous or toxic substances consisting of any hazardous or toxic chemical, waste, byproduct, pollutants, contamination, compound, product or substance, including, without limitation, asbestos, polychlorinated byphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which, is prohibited, controlled or regulated by federal, state, regional, county, local, governmental, public or private statute, law, regulation, ordinance, order, consent decree, judgment, permit, license, code, covenant, deed restrictions, common law, treaty, convention or other requirement, pertaining to protection of the environmental, health or safety of persons, natural resources, conservation, wildlife, waste management, any hazardous material activity, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and ground water. These requirements include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251, et seq., Clean Air Act of 1966, as amended, 42 U.S.C. 7401 et seq.,

Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. 300(f) et seq., and any similar or implementing Pennsylvania laws, and all amendments, rules, regulations, guidance documents and publications promulgated thereunder.

(b) In the event Tenant receives any notice of the happening of: (1) any event involving an emission, spill, release or discharge at or from the Premises into or upon (i) the air; (ii) soils (whether on the Premises or neighboring property) or any improvements located thereon; (iii) surface water or ground water; (iv) the sewer system servicing the Premises, except as allowed under current law, regulation or permit, of any regulated quantities of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code and ordinances and all rules and regulations promulgated thereunder, as hazardous), in each case relating to any of Tenant’s (or its employee’s, agent’s, invitee’s or licensee’s) activity upon the Premises (any of which is hereinafter referred to as “Hazardous Discharge”); or (2) any complaint, order, directive, claim, citation or notice by any governmental authority or any other person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal system servicing the Premises; (iii) solid or liquid waste disposal; (iv) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes; or (v) any other environmental, health or safety matter, in each case relating to any of Tenant’s (or its employee’s, agent’s, invitee’s or licensee’s) activity upon the Premises, including any improvements located thereon or neighboring property (any of which is hereinafter referred to as an “Environmental Complaint”), then Tenant shall give immediate notice of same to Landlord, detailing all relevant facts and circumstances. Tenant shall, upon receipt of notice of a Hazardous Discharge or Environmental Complaint, and at its sole cost and expense, promptly and completely take all actions necessary to remove, resolve or minimize the impact of such Hazardous Discharge or Environmental Complaint on or from the Premises, and restore the affected property to its prior condition.

Without limitation on the foregoing, and in the event Tenant fails to take the actions set forth herein, Landlord shall have the right, but not the obligation, to enter onto the Premises and take any actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact or otherwise deal with any Hazardous Discharge or Environmental Complaint upon Landlord’s receipt of any notice from any person or entity asserting the happening of a Hazardous Discharge or Environmental Complaint on or from or pertaining to the Premises. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be additional rent hereunder and shall be immediately payable by Tenant to Landlord within ten (10) business days following Tenant’s receipt of written invoice from Landlord.

(c) Tenant, its successors and assigns, shall forever indemnify, defend and hold harmless Landlord, its partners, members, directors, officers, employees and agents, and successors and assigns from and against all harms, including, without limitation, damages, punitive damages, liabilities, losses, demands, claims, cost recovery actions, lawsuit, administrative proceedings, orders, response costs, compliance costs, investigation expenses, consultant fees, attorneys’ fees and litigation expenses, arising from Tenant’s use of the Premises, including possession, use and storage of (1) any hazardous material at the Premises; (2) the operation of any applicable environmental law against the Tenant, Landlord or the Premises, based on Tenant’s activities during the term of this Lease; (3) the violation by the Tenant of any applicable environmental law; or (4) the inaccuracy or breach of any representation, warrant or covenant contained in this Lease.

Tenant and its successors or assigns shall pay all costs and expenses incurred by Landlord, its successors and assigns, to enforce the provisions of this indemnification, including, without limitation, attorneys’ fees and litigation expenses. This indemnification shall survive the expiration or termination of this Lease.

ARTICLE 34. TENANT’S COMPLIANCE WITH LAWS

Tenant shall comply with all governmental laws, ordinances and regulations applicable to Tenant’s occupancy and use of the Premises. Except as otherwise provided in this Article 34, Landlord shall, the costs of which shall be subject to inclusion as Operating Costs, comply with all applicable laws with respect to the common areas.

ARTICLE 35. DISABILITIES ACT

Subject to the terms of this Article 35, Tenant shall comply and cause the Premises to comply, at Tenant’s sole cost and expense, with the Americans with Disabilities Act of 1990 and similar state and local laws and ordinances, as well as all regulations issued thereunder (collectively, the “ADA”), if the need for compliance is caused in whole or material part by reason of the specific nature of Tenant’s business operations in the Premises or specific accommodation to Tenant’s employees. Tenant shall promptly advise Landlord in writing, and provide Landlord with copies of any notice alleging violation of any such law, regulation or ordinance relating to the Premises or the Building or any use thereof or activity therein, or any governmental or regulatory action or investigation instituted or threatened regarding noncompliance with any such law, regulation or ordinance. Landlord shall perform any required ADA compliance work in the common areas, except as provided below. Tenant shall perform any required ADA compliance work in the Premises. Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of ADA “path of travel” work and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises. Tenant shall be responsible for ADA requirements relating to Tenant’s employees, and Landlord shall be responsible for ADA requirements relating to Landlord’s employees. Landlord represents and warrants to Tenant that, as of the Commencement Date and to the best of Landlord’s knowledge, the Premises complies with the ADA.

ARTICLE 36. NOTICE

Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served or forwarded by Federal Express or comparable delivery service or by registered or certified mail, charges prepaid, and addressed as set forth in Article 1 to the applicable Notification Addresses.

Notices to Tenant shall include a required copy to:

Eric D. Kline

Pepper Hamilton LLP

500 Grant Street, Suite 5000

Pittsburgh, PA 15219

Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is received or refused with the express service or postal service, properly addressed in the manner above provided. Either party hereto may change the address to which such notices shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

ARTICLE 37. BROKERS

Each party represents and warrants to the other that TARQUINCoRE, LLC has acted as the only broker or agent in connection with the finding and negotiation of this Lease. Landlord shall be responsible for payment of commissions or fees due such brokers in accordance with the terms of Landlord’s written listing agreement with such agent. Each party agrees to indemnify and hold harmless the other from and against any claims, suits, liabilities and expenses incurred by or assessed by reason of any undisclosed brokerage or agency arrangement.

ARTICLE 38. FORCE MAJEURE

Neither party shall be required to perform any term, condition or covenant of this Lease as long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions imposed by governmental authority, civil riot, floods and other causes not reasonably within the control of such party and which, by the exercise of due diligence, such party is unable, wholly or in part, to prevent or overcome; provided, however, that such party shall be required to commence and thereafter diligently prosecute performance of completion to the extent reasonably permitted under the circumstances. Notwithstanding anything herein to the contrary, the foregoing shall not excuse either party from the payment of any monies due pursuant to the terms of this Lease.

ARTICLE 39. TRANSFER OF LANDLORD’S INTEREST

Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured or relate to an event occurring prior to the transfer, any breach occurring prior to the transfer, or any tort or fraud committed prior to the transfer, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Tenant agrees to attorn to any transferee of Landlord.

ARTICLE 40. SUCCESSORS

The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no rights shall inure to the benefit of any successors of Tenant whenever, by the express terms of this Lease, Landlord’s written consent for the transfer to such successor is required under Article 14 hereof, unless Landlord shall have granted such consent.

ARTICLE 41. GOVERNING LAW

This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and the exclusive venue for any action shall be in the Court of Common Pleas of Allegheny County, Pennsylvania.

ARTICLE 42. SEPARABILITY

If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

ARTICLE 43. CAPTIONS

Any headings preceding the text of the several paragraphs and subparagraphs hereof arc inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

ARTICLE 44. GENDER

As used in this Lease, the word “person” shall mean and include, where appropriate, any individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

ARTICLE 45. EXECUTION

This Lease shall become effective when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party.

ARTICLE 46. ENTIRE AGREEMENT

This Lease, including the Exhibits hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

ARTICLE 47. CORPORATE TENANT

If Tenant is a corporation, association, partnership or similar legal entity, each individual executing this Lease on behalf of such entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the internal bylaws, agreements, or other organizing documents of the entity, and that this Lease is binding upon such entity in accordance with its terms.

ARTICLE 48. SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth in Article 1. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and provisions of this Lease during the term hereof. In no event shall Landlord be obligated to pay, or Tenant is entitled to receive, any interest or other earnings on the security deposit. Landlord shall not be obligated to hold the Security Deposit in trust or in a separate account but may freely commingle the security deposit with Landlord’s other funds.

In the event Tenant fails to keep and perform any of the terms, covenants or provisions of this Lease, then Landlord, at Landlord’s option, may appropriate and apply the Security Deposit, or so much thereof as may be necessary to pay any Rent or other sums due hereunder for which Tenant shall be in default of payment. Tenant, upon notice from Landlord, immediately shall remit to Landlord an amount sufficient to restore this Security Deposit to the amount required to be maintained in accordance with this Article. Upon Tenant’s full and complete performance and compliance with all of the terms, covenants and provisions of this Lease during the lease term, upon the expiration of the term and within thirty (30) days following Tenant’s surrender of the Premises in accordance with the terms of this Lease, the Security Deposit shall be returned to Tenant.

In the event of a sale of the Building, Landlord may deliver the Security Deposit to the purchaser, and upon such delivery, Landlord shall be discharged from any further liability with respect to the Security Deposit.

ARTICLE 49. OFAC CERTIFICATION

Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

Landlord certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Lease as of the day and year first written above.

ATTEST:	CARMELL THERAPEUTICS CORPORATION, a Delaware corporation

	By:	/s/ Randolph W. Hubbell
Name: Randolph W. Hubbell
Title: CEO

ATTEST:	RJ EQUITIES LP, a Pennsylvania limited partnership

By: RD Equities, LLC, its General Partner

	By:	/s/ Ronald J. Tarquinio
Name: Ronald J. Tarquinio
Title: Member

EXHIBIT “A”

DIAGRAMS OF DEVELOPMENT

{See Attached}

Ex. A-1

River Park Commons

PARKING DIAGRAM

Railroad Wall
Existing Concrete Utility Pads
Black Parking Lot
Second Floor Loading Dock
25th Street Entrance
ONE WAY
24th Street Entrance
25th Street Entrance
ONE WAY
Main Entrance
South 24th Street
25th Street Park-
Sidney Street
EAST CARSON STREET
25th Street

EXHIBIT “B”

OUTLINE OF PREMISES

{See Attached Floor Plan for Landlord’s Work”}

Ex. B-1

EXHIBIT “C”

RULES AND REGULATIONS

GENERAL:

1.	OBSTRUCTIONS:

The streets, driveways, parking lots, sidewalks, entrances, passages and other common areas provided by Landlord shall not be obstructed by Tenant, its employees, agents, representatives, vendors and guests or used for any other purpose than ingress and egress.

2.	BATHROOMS:

The bathrooms, toilet rooms and other plumbing apparatus shall not be used for any other purposes other than those for which they are constructed.

3.	GENERAL PROHIBITIONS:

•	No cooking, grilling, smoking, gas or other type of flame in the common areas;

•	No animals or birds are permitted anywhere on the premises;

•	Use of the premises as sleeping rooms;

•	No loitering or congregating in the entrances or hallways;

•	Making improper loud noises or disturbances of any kind;

•	Doing anything to unreasonably disturb or disrupt other tenants in the complex;

•	Doing anything to change, damage or destroy the landscaping around the premises;

•	Doing anything to impute the reputation of the building or premises.

4.	SMOKING:

The complex’s buildings are maintained as smoke free environments. This means no smoking in the building. Smoking is permitted outside of the buildings where several smoking boxes are provided in four designated areas for cigarette butts. Please use the smoking boxes for your butts, not the grounds or parking areas.

5.	DOORS:

Exterior doors are not to be held open. Holding or propping these doors open for 30 seconds or more will sound off an alarm and automatically notify police.

PARKING:

To insure that adequate parking spaces are available for our tenants, a specific number of parking passes are provided to each tenant for a specific parking zone. The passes are to be placed on the rear view mirror of each vehicle and can be transferred from one vehicle to another. The parking lots are patrolled daily. Vehicles that lack a parking pass or are parked in the wrong zone will be considered in violation of the parking regulations. Violations are handled as follows:

First Violation:	A yellow sticker will be placed under the windshield wiper;
Second Violation:	An adhesive yellow sticker will be placed on the windshield;
Third Violation:	The police will be called and the car will be towed, at the owner’s expense.

These rules and regulations are subject to change from time to time at the discretion of the Landlord.

Ex. C-1

EXHIBIT “D”

CLEANING SPECIFICATIONS

Daily Services (4 nights/week) will consist of the following:

1.	Perform all high dusting where required.

2.	Empty waste receptacles ensuring to remove waste to building designated location.

3.	Replace liners in receptacles as required.

4.	Spot clean all door glass, doors, door frames and light switches.

5.	Damp wipe all window sills, ledges and countertops.

6.	Wash all tabletops and chair seating using a food service degreaser.

7.	Clean and scour sinks in kitchen.

8.	Spot clean the exterior of all appliances.

9.	Dust mop and damp mop hard surface floors.

10.	Vacuum carpeting traffic lanes and other soiled areas.

11.	Vacuum all carpeting, ensuring to maintain comers, edges and under desks by moving light furniture. (Weekly)

12.	Damp wipe rosewood baseboards. (Monthly)

13.	Damp wipe rubber baseboards. (Quarterly)

14.	Spot clean carpeting as required.

Ex. D-1

EXHIBIT “E”

ESTOPPEL CERTIFICATE AND NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Premises:

Lease Date:             , 2017

Landlord: RJ Equities LP, a Pennsylvania limited partnership

The undersigned, Tenant under a certain Office Lease Agreement, certifies to                      (“Lender”) holder or proposed holder of a note or other obligation secured, or to be secured, by a mortgage/deed of trust (“Mortgage”) upon the Premises and assignee, or proposed assignee of the Lease under an assignment of leases, rents and profits (“Lease Assignment”), that:

1. The Lease is presently in full force and effect and unmodified except as indicated at the end of this Certificate. Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise. A true, correct and complete copy of the Lease is attached hereto.

2. The term of the Lease commenced on             , 2017, and the full annual rental of $         is now accruing thereunder and the Lease terminates on             , 20    .

3. The Lease provides for percentage rent in an amount equal to n/a % of annual gross sales, payable. Tenant has paid Landlord the sum of $ n/a as percentage rent for the period ending n/a             , 20    .

4. Possession of the Premises (                      square feet of space) was accepted on             , 20    ; and to Tenant’s knowledge all improvements required by the terms of the Lease to be made by Landlord have been satisfactorily completed.

5. A security deposit of $         has been paid to Landlord. With the exception of the payment of such security deposit and estimated Real Estate Taxes and Operating Expenses, no rent under the Lease has been paid in advance of its due date.

6. The address for notices to be sent to Tenant is as set forth in the Lease, or as set forth below.

7. As of this date, to Tenant’s knowledge, Tenant has no charge, lien or claim of offset under the Lease, or otherwise, against rents or other charges due or to become due thereunder payable to Landlord.

8. As of this date, Tenant is not in default under the terms and conditions of the Lease and is fully discharging all of its obligations under the Lease.

9. The Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase, the Premises or any part of the real property of which the Premises are a part.

Ex. E-1

10. The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective participants, successors and permitted assigns.

LEASE MODIFICATION(S), IF ANY, TO BE LISTED HERE (IF NONE, STATE “NONE”):

Ex. E-2

DATED: March 27, 2017

ATTEST:

Anita Marcocci	By:	/s/ Randolph W. Hubbell
Name: Randolph W. Hubbell
Title: CEO

ATTEST:	RJ EQUITIES LP

	By:	RD Equities, LLC, its General Partner

Anita Marcocci	By:	/s/ Ronald J. Tarquinio
Name: Ronald J. Tarquinio
Title: Member

ATTEST:	LENDER:

Ex. E-3

EXHIBIT “F”

LEASE SUBORDINATION, NON-DISTURBANCE

OF POSSESSION AND ATTORNMENT AGREEMENT

This Lease Subordination, Non-Disturbance of Possession and Attornment Agreement (the “Lease Subordination, Non-Disturbance of Possession and Attornment Agreement” or “Agreement”) is made as of the          day of             , 2017, among                      (the “Lender”),                     , R.J. Equities LP (the “Landlord” or “Borrower”), a Pennsylvania limited partnership having a place of business at 2403 Sidney Street, Suite 200, Pittsburgh, PA 15203, and                      (the “Tenant”), having a place of business at                     .

Introductory Provisions

A. Lender is relying on this Agreement as an inducement to Lender in making and maintaining a loan (the “Loan”) secured by, among other things, a Mortgage and Security Agreement dated as of                      (the “Mortgage”) given by Borrower covering property commonly known as and numbered                      (the “Property”). Lender is also the “Assignee” under an Assignment of Leases, Rents and Profits (the “Assignment”) dated as of                      from Borrower with respect to the Property.

B. Tenant is the tenant under that certain lease (the “Lease”) dated             , 20    , made with Landlord covering certain premises (the “Premises”) at the Property as more particularly described in the Lease.

C. Lender requires, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that its rights under the Assignment be recognized.

D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E. Lender, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained in this Agreement, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lender shall rely hereon in making and maintaining the Loan, Lender, Landlord, and Tenant agree as follows:

1.

Subordination. The Lease and the rights of Tenant thereunder (including purchase options, rights of first refusal or similar rights, if any) are subordinate and inferior to the Mortgage and any amendment, renewal, substitution, extension or replacement thereof

Ex. F-1

and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease.

2.

Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed: (a) Tenant’s occupancy of the Premises shall not be disturbed by Lender in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extensions or renewals thereof made in accordance with the terms of the Lease, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3.

Attornment and Certificates. In the event Lender succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to Lender, or a purchaser upon any such foreclosure sale, and shall recognize Lender, or such purchaser, thereafter as the Landlord under the Lease; in such event, Lender or such other purchaser shall be bound under all of the provisions of the Lease (except as otherwise provided in this Agreement) and assume the obligations of landlord under the Lease accruing thereafter. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect): (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4.

Limitations. If Lender exercises any of its rights under the Assignment or the Mortgage, or if Lender shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Lender or such

Ex. F-2

purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Lender, or to such purchaser, have the same remedies against Lender, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Lender or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Lender or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Lender of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Lender, or such purchaser, in the Property (including the rents, profits and proceeds thereof), and Lender and such purchaser shall not be: (a) liable for any act or omission of any prior landlord (including Landlord), except to the extent continuing in nature and that landlord was provided notice of such act or omission and was afforded the reasonable opportunity to cure; or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including Landlord), except to the extent such advance payment is expressly required by the Lease or such monies are actually received by Lender or purchaser (as applicable); or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublease, made without Lender’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); or (f) bound by or responsible for any security deposit not actually received by Lender; or (g) liable for any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise, including without limitation, any warranties or representations respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages.

5.

Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) Landlord under the Lease, or any subsequent Landlord, against Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance of observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) Tenant to pursue claims under the Lease against any prior landlord (including Landlord) in the event of any default by prior landlord whether or not such claim is barred against Lender or a subsequent purchaser.

6.

Notice and Right to Cure. Tenant agrees to provide Lender with a copy of each written notice of default given to Landlord under the Lease at the same time such notice of default is given to Landlord. In the event of any default by Landlord under the Lease, Tenant will take no action to terminate the Lease: (a) if the default is not curable by Lender (so long as the default does not interfere with Tenant’s use and occupancy of the Premises), or (b) if the default is curable by Lender, unless the default remains uncured for a period of sixty (60) days after written notice thereof shall have been given, postage

Ex. F-3

prepaid, to Landlord at Landlord’s address, and to Lender at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such sixty (60) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Lender gives Tenant written notice within such sixty (60) day period of Lender’s election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclosure) is instituted within a reasonable period of time and is thereafter diligently pursued. Notwithstanding the foregoing, Lender shall have no obligation to cure any default under the Lease.

7.

Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (a) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (b) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Lender:

To Landlord:	RJ Equities LP
2403 Sidney Street, Suite 200
Pittsburgh, PA 15203
Attention: Ronald J. Tarquinio

To Tenant:

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

8.	No Oral Change. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

9.

Payment of Rent To Lender. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Lender as part of the security for the obligations secured by the Mortgage. In the event Lender notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all

Ex. F-4

other sums due under the Lease to Lender, or Lender’s designated agent, until otherwise notified in writing by Lender. Landlord unconditionally authorizes and directs Tenant to make rent payments directly to Lender following receipt of such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment and that Landlord shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Lender following receipt of such notice. Tenant shall be entitled to full credit under the Lease for any rent paid to Lender in compliance with the foregoing to the same extent as if such rent were paid directly to landlord under the Lease.

10.

No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record, Tenant shall not amend, modify, cancel or terminate the Lease, or consent to .an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other mortgage, without Lender’s prior written consent in each instance, such consent not to be unreasonably withheld, conditioned or delayed.

11.

Options. With respect to any options for additional space provided to Tenant under the Lease, Lender agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Lender succeeds as landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Lender takes possession of the Premises; provided, however, Lender shall not be responsible for any acts of any prior landlord (including Landlord) under the Lease, or the act of any tenant, subtenant or other party which prevents Lender from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Lender on account thereof.

12.	Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

13.	Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state where the Property is located.

15.

Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Lender and Landlord and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Lender to an assignment or sublease by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex. F-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ATTEST:

	By:	/s/ Randolph W. Hubbell
Name: Randolph W. Hubbell
Title: CEO

ATTEST:	RJ EQUITIES LP

	By:	RD Equities, LLC, its General Partner

	By:	/s/ Ronald J. Tarquinio
Name: Ronald J. Tarquinio
Title: Member

ATTEST:	LENDER:

Ex. F-6

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 20        , by                                 ,                         , of                         , a                     , on behalf of the corporation.

Notary Public
My Commission Expires:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 20        , by                                ,                                 , of                                         , a                    corporation, on behalf of the corporation.

Notary Public
My Commission Expires:

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 20        , by                                ,                                 , of                                         , a                    corporation, on behalf of the corporation.

Notary Public
My Commission Expires:

Ex. F-7

EXHIBIT “G”

UPGRADED WORK PROPOSALS

{See Attached}

Ex. G-1